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                                                                 Exhibit: 10.27T

                          TRUDY CORPORATION

                        1987 STOCK OPTION PLAN

                               ARTICLE I

                          Purpose of the Plan

     The purpose of this Plan is to encourage and enable employees, consultants, directors and others who are in a position to make significant contributions to the success of TRUDY CORPORATION, and of its affiliated corporations upon whose judgment, initiative and efforts the Corporation depends for the successful conduct of its business, to acquire a closer identification of their interests with those of the Corporation by providing them with a more direct stake in its welfare, thereby stimulating their efforts on the Corporation's behalf and strengthening their desire to remain with the Corporation.

                              ARTICLE II

                              Definitions

     2.1 "Affiliated Corporation" means any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Corporation.

     2.2 "Award" means an Option granted under Article V.

     2.3 "Board" means the Board of Directors of the Corporation.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "Corporation" means TRUDY CORPORATION, a Delaware corporation, or its successor.

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     2.6 "Employee" means any person who is a regular full-time or part-time employee of the Corporation or an Affiliated Corporation on or after March 1, 1987.

     2.7 "Option" means an Incentive Stock Option or Non-Qualified Option granted by the Board under Article V of this Plan in the form of a right to purchase Stock evidenced by an instrument containing such provisions as the Board may establish.

     2.8 "Plan" means this 1987 Stock Option Plan.

     2.9 "Incentive Stock Option" means an option which qualifies as an incentive stock option as defined in Section 422A of the Code, as amended.

     2.10 Non-Qualified Option means any option not intended to qualify as an incentive stock option.

     2.11 "Stock" means the Common Stock, $.01 par value, of the Corporation or any successor, including any adjustments in the event of changes in capital structure of the type described in Article IX.

                                  ARTICLE III

                           Administration of the Plan

     3.1 Administration by Board. This Plan shall be administered by the Board of Directors of the Corporation. The Board may, from time to time, delegate any of its functions under this plan to one or more committees.

     3.2 Powers. The Board of Directors shall have full and final authority to operate, manage and administer the Plan on behalf of the Corporation. This authority includes, but is not limited to:


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     (a) The power to grant Awards conditionally or unconditionally,

     (b) The power to prescribe the form or forms of the instruments evidencing Awards granted under this Plan,

     (c) The power to interpret the Plan,

     (d) The power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe regulations for interpretation, management and administration of the Plan,

     (e) The power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish,

     (f) The power to delegate to other persons the responsibility of performing ministerial acts in furtherance of the Plan's purpose, and

     (g) The power to engage the services of persons, companies, or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms and consultants.

     3.3 Additional Powers. In addition, as to each Option to buy Stock of the Corporation, the Board shall have full and final authority in its discretion:
(a) to determine the number of shares of Stock subject to each Option, (b) to determine the time or times at which Options will be granted, (c) to determine the Option price of the shares of Stock subject to each Option, which price shall be not less than the minimum price specified in Article V of this


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Plan, and (d) to determine the time or times when each Option shall become exercisable and the duration of the exercise period (including the acceleration of any exercise period), which shall not exceed the maximum period specified in
Article V.

     In no event may the Company grant an Employee Incentive Stock Options that are first exercisable during any one calendar year to the extent the aggregate fair market value of the Stock (determined at the time the options are granted) exceeds $100,000.

                                   ARTICLE IV

                                  Eligibility

     4.1 Eligible Employees. All Employees, (including Directors who are employees) are eligible to be granted Incentive Stock Option and Non-Qualified Option Awards under this plan.

     4.2 Consultants, Directors and Other Non-Employees. Any Consultant, Director (who is not an employee) and any other non-employee is eligible to be granted Non-Qualified Option Awards under the Plan.

     4.3 Relevant Factors. In selecting individual Employees, Consultants, Directors and other Non-Employee to whom Awards shall be granted, the Board shall weigh such factors as are relevant to accomplish the purpose of the Plan as stated in Article I. An Employee who has been granted an Award may be granted one or more additional Awards, if the Board so determines.


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                                   ARTICLE V

                              Stock Option Awards

     5.1 Number of Shares. Subject to the provisions of Article IX of this Plan, the aggregate number of shares of Stock for which Options may be granted under this Plan shall not exceed 45,000,000 shares. The shares to be delivered upon exercise of Options under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued shares or from previously issued and reacquired shares of Stock held by the Corporation as treasury shares, including shares purchased in the open market.

     Stock issuable upon exercise of an Option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

     5.2 Effect of Expiration, Termination or Surrender. If an Option under this Plan shall expire or terminate unexercised as to any shares covered thereby, such shares shall thereafter be available for the granting of other Options under this Plan.

     5.3 Term of Options. The full term of each Option granted hereunder shall be for such period as the Board shall determine. In the case of Incentive Stock Options granted hereunder, the term shall not exceed ten years from the date of granting thereof. Each Option shall be subject to earlier termination as provided in Sections 6.3, 6.4 and 6.5.


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     5.4  Option Price. The Option price shall be determined by the Board at the time any Option is granted. In the case of Incentive Stock Options, the exercise price shall not be less than 100% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted (but in no event less than par value), provided than no Incentive Stock Option shall be granted hereunder to any Employee if at the time of grant, the Employee, directly or indirectly, owns Stock possessing more than 10% of the combined voting power of all classes of stock of the Corporation and its Affiliated Corporations unless the Incentive Stock Option price equals not less than 110% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted.

     5.5 Non-Transferability of Options. No Option granted under this Plan shall be transferrable by the grantee otherwise than by will or the laws of descent and distribution, and such Option may be exercised during the grantee's lifetime only by the grantee.


                                   ARTICLE VI

                               Exercise of Option

     6.1 Exercise. Each Option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such Option.

     6.2 Notice of Exercise. A person electing to exercise an Option shall give written notice to the Corporation of such


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election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase. The purchase price can be paid partly or completely in shares of the Corporation's stock. Until such person has been issued a certificate or certificates for the shares so purchased, he or she shall possess no rights of a record holder with respect to any of such shares.

     6.3 Option Unaffected by Change in Duties. No Incentive Stock Option (and, unless otherwise determined by the Board of Directors, no Non-Qualified Option granted to a person who is, on the date of the grant, and employee of the Corporation or an Affiliated Corporation) shall be affected by any change of duties or position of the optionee (including transfer to or from an Affiliated Corporation), so long as he or she continued to be an Employee. If the optionee shall cease to be an Employee for any reason other than death, such Option shall thereafter be exercisable only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation; provided that (i) the Board may provide in the instrument evidencing any Option that the Board may in its absolute discretion, upon any such cessation of employment, determine (but be under no obligation to determine) that such accrued purchase rights shall be deemed to include additional shares covered by such Option and,
(ii) unless the Board shall otherwise provide in the instrument evidencing any Option, upon any such cessation of employment, such remaining


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rights to purchase shall in any event terminate upon the earlier of (a) the expiration of the original term of the Option or (b) where such cessation of employment is on account of long-term disability, the expiration of one year from the date of such cessation of employment and, otherwise, the expiration of three months from such date.

         6.4 Death of Optionee. Should an optionee die while in possession of the legal right to exercise an Option or Options under this Plan, such persons as shall have acquired, by will or by the laws of descent and distribution (the "personal representative"), the right to exercise any Options theretofore granted, may, unless otherwise provided by the Board in any instrument evidencing any Option, exercise such Options at any time prior to one year from the date of death; provided, that such Option or Options shall expire in all event no later than the last day of the original term of such Option; provided, further, that any such exercise shall be limited to the purchase rights which have accrued as of the date when the optionee ceased to be an Employee, whether by death or otherwise, unless the Board provides in the instrument evidencing such Option that, in the discretion of the Board, additional shares covered by such Option may become subject to purchase immediately upon the death of the optionee.

         6.5 Previously Granted Incentive Stock Options. No Incentive Stock Option shall be exercisable by any optionee while there is outstanding any Incentive Stock Option which was previously granted to such optionee to purchase Stock in the Corporation.


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shall be deemed to be outstanding until such Incentive Stock Option shall have been exercised in full or shall have expired by reason of lapse of time.

                                  ARTICLE VII

                                 Benefit Plans

     Awards under the Plan are discretionary and are not a part of regular salary. Awards may not be used in determining the amount of compensation for any purpose under the benefit plans of the Corporation, or an Affiliated Corporation, except as the Board may from time to time expressly provide. Neither the Plan, an Option or any instrument evidencing an Option confers upon any Employee the right to continued employment with the Corporation or an Affiliated Corporation.

                                  ARTICLE VIII

                      Amendment, Suspension or Termination
                                  of the Plan

     The Board may suspend the Plan or any part thereof at any time or may terminate the Plan in its entirety. Awards shall not be granted under Plan termination.

     The Board may also amend the Plan from time to time, except that amendments which affect the following subjects must be approved by stockholders of the Corporation:

     (a) Except as provided in Article IX relation to capital changes, the number of shares as to which Options may be granted pursuant to Article V;


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     (b)  The maximum term of Options granted;

     (c)  The minimum price at which Options may be granted;

     (d)  The term of the Plan; and

     (e)  The requirements as to eligibility for participation in the Plan.

     Awards granted prior to suspension or termination of the Plan may not be cancelled solely because of such suspension or termination, except with the consent of the grantee of the Award.


                                   ARTICLE IX

                          Changes in Capital Structure

     The instruments evidencing Options granted hereunder shall be subject to adjustment in the event of changes in the outstanding Stock of the Corporation by reason of Stock dividends, Stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of an Award to the same extent as would affect an actual share of Stock issued and outstanding on the effective date of such change. Such adjustment to outstanding Options shall be made without change in the total price applicable to the unexercised total price applicable to the unexercised portion of such Options, and a corresponding adjustment in the applicable Option price per share shall be made. In the event of any such change, the aggregate number and classes of shares for which Options may thereafter be granted under Section 5.1 of this Plan may be appropriately adjusted or determined by the Board so as to reflect such change.


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                                   ARTICLE X

                      Effective Date and Term of the Plan


     The Plan shall become effective on March 1, 1987. The Plan shall continue until such time as it may be terminated by action of the Board; provided, however, that no Options may be granted under this Plan on or after the tenth anniversary of the effective date hereof.

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